First Amendment to Personal Employment Agreement

This Amendment ("Amendment:") to the Personal Employment Agreement dated as of September 20, 2005 (**"Agreement"**) is entered into on November 15, 2007 by and between **IXI Mobile (R&D) Ltd.,** a company organized under the laws of the State of Israel, having its principal office at 17 Ha'Tidhar Str. Raanana (the **"Company"**) and Lihi Segal of 13 Hagana Street, Ra'anana 43422 (**"You"** or the **"Employee"**).

WHEREAS the Company and Emplyee have entered into the Agreement; and

WHEREAS the parties desire to amend the terms of the Agreement as follows.

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

Unless otherwise defined below, all capitalized terms herein shall have the meanings assigned to such terms in the Agreement

1. **Amendment of the Agreement**

1.1. Exhibit A of the Agreement shall be amended as follows:

" Base Salary: NIS 41,500

Additional Compensation: NIS 10,000"

2. There shall be no further changes to the Agreement.

3. Counterparts; Fax Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Amendment. Originally executed counterparts may be delivered by facsimile and any such delivery shall be valid for all purposes as delivery of a manual signature and equally admissible in any legal proceedings to which the Company or the Employee is a party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IXI Mobile (R&D) Ltd.	**Employee**
By: Gadi Meroz	**Name: Lihi Segal**
Title: VP Corporate Development	